UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2018

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Restricted Stock Units and Performance Stock Units

On March 5, 2018, the Compensation Committee of the Board of Directors of Midstates Petroleum Company, Inc. (the “Company”) approved long-term incentive awards to certain of the Company’s named executive officers pursuant to the Management Incentive Plan (the “MIP”) in the amounts shown on the following table. These awards include (i) grants of restricted stock units (“RSUs”) and (ii) grants of performance stock units (“PSUs”).

Officer	Title	No. of RSUs	No. of PSUs
Scott C. Weatherholt	Executive Vice President—General Counsel & Corporate Secretary	28,610	42,916
Amelia K. Harding	Vice President—Human Resources & Administration	20,010	20,010
Richard W. McCullough	Vice President—Chief Accounting Officer	19,074	19,074

The RSUs will vest in three installments: 1/3 will vest on December 31, 2018, an additional 1/3 will vest on December 31, 2019 and the final 1/3 will vest on December 31, 2020. The PSUs will vest, if at all, based on the Company’s stockholder return for the performance period of January 1, 2018 through December 31, 2020.

The RSUs and PSUs are subject to accelerated vesting in the event any named executive officer’s employment is terminated prior to the vesting date by the Company without “Cause” or by any executive officer with “Good Reason” (each, as defined in the MIP) or due to death or disability.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 9, 2018	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President - General Counsel & Corporate Secretary

3